UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

DATAVAULT AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 7, 2025, Datavault AI Inc., a Delaware Corporation (the “Company”), entered into an agreement (the “IBM Agreement”) with International Business Machines Corporation (“IBM”), pursuant to which the Company has agreed to purchase, and IBM has agreed to sell, certain subscriptions to IBM program offerings (the “Programs”).

Pursuant to the IBM Agreement, IBM has agreed to license the Programs to the Company for two payments of $18,935,564 and $4,729,730, respectively (the “Program Payments”). On September 22, 2025, the Company and IBM entered into an amendment (the “IBM Amendment”) to the IBM Agreement. Pursuant to the IBM Amendment, upon a payment of $2,500,000 to IBM towards the Program Payments, the due dates and amounts for the remaining Program Payments will be revised and consist of the first payment of $3,296,183, which will be due on December 23, 2025, and eight subsequent payments, each in the amount of $2,183,676 and due on each of March 23, June 23, September 23 and December 23 in 2026 and 2027. Pursuant to the IBM Amendment, the one-year committed term of the Programs referred to in the IBM Agreement as “Fixed Quantity Subscription License Programs” is scheduled to start on September 30, 2025, two months sooner than previously agreed.

The foregoing summary of the IBM Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the IBM Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item in connection with the Amendment and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on April 24, 2025, the stockholders of a majority of the issued and outstanding shares of common stock of the Company approved, by written consent in lieu of a meeting, an amendment (the “Charter Amendment”) to the Company’s certificate of incorporation to permit the board of directors of the Company (the “Board”) to amend the Company’s bylaws (the “Bylaws”). On September 25, 2025, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware.

On September 25, 2025, the Board approved an amendment to the Bylaws (the “Bylaws Amendment”) to decrease the quorum required for a meeting of stockholders from a majority of the voting power of all outstanding shares of stock to one-third of such voting power.

The foregoing summaries of the Charter Amendment and Bylaws Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Datavault AI, Inc., filed with the Secretary of State of the State of Delaware on September 25, 2025.
3.2	Amendment to Bylaws of Datavault AI, Inc., effective September 25, 2025.
10.1	Amendment to the IBM Agreement, dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer